Exhibit 10.7
Klaviyo, Inc.
125 Summer Street, Boston, MA 02110
October 29, 2021
Dear Jennifer Ceran,
Klaviyo, Inc., a Delaware corporation (the “Company”), is pleased to offer you employment with the Company with the terms described below.
1.    Position. Your position will be Interim Chief Financial Officer (“CFO”). As the Interim CFO, you shall have such powers and duties as may from time to time be prescribed by the Company’s Chief Executive Officer and the Company’s Board of Directors (the “Board”), which shall include, without limitation, working to identify possible CFO candidates and, at the Board’s request, facilitating the hire of the New CFO. In addition, you shall continue to serve as member of the Board, provided that you shall immediately resign from the Audit Committee of the Board. In connection with your interim role, you will not be involved in any capacity with the preparation of the Company’s financial statements.
2.    Start Date. The Company expects that your start date will be November 1, 2021. On your first day of employment, you will be required to provide proof of eligibility for employment in the United States.
3.    Compensation and Employee Benefits. While you are a Company employee, you will not receive cash compensation in the form of director’s fees. Instead, the Company will pay you a base salary at the rate of $400,000.00 per year, payable in accordance with the Company’s standard payroll schedule and practices and subject to applicable deductions and withholdings (the “Base Salary”). In your Interim CFO role, you will not be eligible for any Company benefits except for workers’ compensation coverage, sick leave accrual of up to 40 hours of sick leave per year and any other legally mandated benefits. The Company may change compensation and benefits from time to time in its discretion.
4.    Interim CFO Equity Award. Subject to approval by the Board, you will be granted a restricted stock unit award with respect to shares of the Company’s common stock under the Company’s 2015 Stock Incentive Plan, as amended (the “Plan”), in an amount and subject to a vesting schedule to be mutually agreed upon by you and the Board, which will be subject to the terms of the Plan and your grant documents.
5.     Confidentiality, Inventions, and Non-Solicitation Agreement. You will be required, as a condition of your employment with the Company, to sign the Company’s Confidentiality, Inventions, and Non-Solicitation Agreement, which is enclosed hereto as Attachment 1.
6.    Employment Relationship. Employment with the Company is for no specific period of time but it is understood that your employment will end on or before the date the Company hires a New CFO. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer.
7.    Obligations to Third Parties. You hereby affirm that you have no continuing legal obligation that would prohibit you from performing your duties with the Company.

In addition, you may not provide the Company with any confidential information of your former employer, or any other third-party, and Company expects that you will not introduce any such information into its electronic systems. Enclosed hereto as Attachment 2 is Company’s “Guide to an Honest and Responsible Transition,” which lays out the steps that you should take to avoid violating any obligations to your former employer. The Company requires that you read this document very carefully and comply with its contents.
8.    Outside Activities. You shall devote at least sixty percent (60%) of your full working time and efforts to the business and affairs of the Company. Notwithstanding the foregoing, you may serve on other boards of directors, with the approval of the Board, or engage in religious, charitable or other community activities as long as such services and activities do not materially interfere with the performance of your duties to the Company as provided in this Agreement.
9.    Miscellaneous.
(a)    Governing Law. The validity, interpretation, construction and performance of this letter, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law.
(b)    Entire Agreement. This letter, along with the Confidentiality, Inventions, and Non-Solicitation Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof. Changes in your employment terms, other than those changes expressly reserved to the Company’s discretion in this letter, require a written modification signed by an officer of the Company. If any provision of this letter is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this letter and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law.
(c)    Counterparts. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement.
(d)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver to you by email or any other electronic means any documents or notices related to this letter, securities of the Company or any of its affiliates or any other matter, including documents and/or notices required to be delivered to you by applicable securities law or any other law or the Company’s Certificate of Incorporation or Bylaws. You hereby consent to receive such documents and notices by such electronic delivery and agree to participate through any on-line or electronic system that may be established and maintained by the Company or a third party designated by the Company.
[Signature page follows]

If you wish to accept this offer, please sign and date both the enclosed duplicate original of this letter and the enclosed Confidentiality, Inventions, and Non-Solicitation Agreement and return them to me. This offer, if not accepted, will expire at the close of business on October 31, 2021.

Very truly yours,

Klaviyo, Inc.

By:	/s/ Andrew Bialecki

Name: Andrew Bilecki
Title: CEO

ACCEPTED AND AGREED:

Name:	Jennifer Ceran

Signature:	/s/ Jennifer Ceran

Date:	10/30/2021
Attachment 1: Confidentiality, Inventions, and Non-Solicitation Agreement
Attachment 2: Guide to an Honest and Responsible Transition

Attachment 1
Attachment 1
Confidentiality, Inventions, and Non-Solicitation Agreement
This Confidentiality, Inventions, Non-Solicitation Agreement (the “Agreement”) is made by and between Klaviyo, Inc. (the “Company”) and Jennifer Ceran (the “Employee”).
Company and Employee hereby agree as follows:
This Agreement is necessary to protect the legitimate business interests of Company and its affiliated entities. As such, the term “Company” as it is used herein includes Klaviyo, Inc. and all other companies or entities currently related or affiliated, or which in the future become related or affiliated, to Klaviyo, Inc., including without limitation any divisions, subsidiaries, affiliates, or other corporately related entities. Nothing about the definition of the term “Company” shall alter the fact that Employee is employed by Company.
1.    Confidentiality / Non-Disclosure
(a)    “Confidential Information” means and includes Company’s confidential and/or proprietary information and/or trade secrets, including those that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to, the following information relating to the business or affairs of Company: trade secrets; information regarding past, current, and prospective clients, customers, investors, business affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; computer models, including proprietary software platforms or applications; software code; technical information concerning products, services, and processes; pricing and pricing techniques; marketing; mailing lists; contact names; services provided; pricing for services; pricing strategies; business plans or strategies; budgets; research; financial and sales data; contracts, bids, or proposals; training methods and processes; organizational structure; payments or rates paid to consultants or other service providers; and other such confidential or proprietary information. Employee acknowledges that Company’s business is highly competitive, that this Confidential Information constitutes a valuable, special, and unique asset used by Company in its business, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to Company.
(b)    Employee acknowledges that (i) Company has devoted substantial time, effort, and resources to develop and compile the Confidential Information; (ii) public disclosure of such Confidential Information would have an adverse effect on the business of Company; (iii) Company would not disclose such information to Employee or employ or continue to employ Employee without the agreements and covenants set forth in this Agreement; and (iv) the provisions of this Agreement are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.
(c)    Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible or intangible material containing Confidential Information, whether created by Employee or others, which

Attachment 1
shall come into Employee’s custody or possession, shall be and are the exclusive property of Company to be used by Employee only in the performance of Employee’s duties for Company and shall not be copied or removed from Company premises except in the pursuit of the business of Company. All such materials or copies thereof and all tangible property of Company in the custody or possession of Employee shall be delivered to Company, upon the earlier of (i) a request by Company or (ii) termination or cessation of Employee’s employment. After such delivery, Employee shall not retain any such materials or copies thereof or any such tangible property.
(d)    Employee agrees that Employee will not, at any time during Employee’s employment with Company or after the termination or cessation of employment (for any reason or no reason, whether voluntary or involuntary), make any unauthorized disclosure, directly or indirectly, of any Confidential Information of Company to third parties, or make any use thereof, directly or indirectly, except in working for Company. In the event that Employee is at any time requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, or similar process) to disclose any Confidential Information, Employee will promptly provide Company with written notice of such request(s) prior to any such disclosure so Company may determine whether to seek an appropriate protective order.
(e)    Notwithstanding the foregoing obligations, pursuant to 18 USC Section 1833(b), Employee understands that Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, Employee understands that 18 USC § 1833(b) provides that an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to Employee’s attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret, except pursuant to court order.
(f)    Employee agrees that Employee’s obligation not to disclose or to use information and materials of the types set forth above, and Employee’s obligation to return materials and tangible property, set forth above, also extends to such types of information, materials, and tangible property of customers of Company or suppliers to Company or other third parties who may have disclosed or entrusted the same to Company or to Employee in the course of Company’s business.
2.    Inventions / Developments
(a)    Employee agrees to make full and prompt disclosure to Company of all inventions, improvements, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived, or reduced to practice by Employee or under Employee’s direction or jointly with others during

Attachment 1
Employee’s employment by Company, whether or not during normal working hours or on the premises of Company (all of which are collectively referred to in this Agreement as “Developments”).
(b)    Employee agrees to assign and does hereby assign to Company (or any person or entity designated by Company) all Employee’s right, title, and interest in and to all
Developments and all related patents, patent applications, copyrights, and copyright applications. However, this shall not apply to Developments which do not relate to the business or research and development conducted or planned to be conducted by Company at the time such Development is created, made, conceived, or reduced to practice and which are made and conceived by Employee not during normal working hours, not on Company’s premises, and not using Company’s tools, devices, equipment, or Confidential Information. Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph shall be interpreted not to apply to any invention which a court rules and/or Company agrees falls within such classes. Employee also hereby waives all claims to moral rights or proprietary rights in any Developments.
(c)    Employee agrees to cooperate fully with Company, both during and after Employee’s employment with Company, with respect to the procurement, maintenance, and enforcement of copyrights, patents, and other intellectual property rights (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which Company may deem necessary or desirable in order to protect its rights and interests in any Development. Employee further agrees that if Company is unable, after reasonable effort, to secure the signature of Employee on any such papers, any executive officer of Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of Employee, and Employee hereby irrevocably designates and appoints each executive officer of Company as Employee’s agent and attorney-in-fact to execute any such papers on Employee’s behalf, and to take any and all actions as Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.
(d)    As a matter of record, attached hereto as Exhibit A is a complete list of all inventions or improvements relevant to the subject matter of Employee’s employment by Company which have been made or conceived or first reduced to practice by Employee jointly or with others prior to employment with Company that Employee desires to remove from the operation of this Agreement. Employee covenants that such list is complete. If no such list is attached to this Agreement, Employee represents that Employee has no such inventions and improvements at the time of signing this Agreement.

Attachment 1
3.    Non-Solicitation
While Employee is employed by Company and for a period of twelve (12) months after the termination or cessation of such employment (for any reason or no reason, whether voluntary or involuntary), Employee will not directly or indirectly:
(a)    Either alone or in association with others solicit, divert or take away, or attempt to divert or take away, or accept the business or patronage of any of the actual, potential, or prospective clients, customers, business partners, or investors of Company which were contacted, solicited, or served by Company during the twelve (12) month period prior to Employee’s termination or cessation of employment; or
(b)    Either alone or in association with others (i) solicit, induce, or attempt to induce any employee or independent contractor of Company to terminate their employment or other engagement with Company, or (ii) hire, or recruit or attempt to hire, or engage or attempt to engage as an employee or independent contractor any person who was employed or otherwise engaged by Company at any time during the term of Employee’s employment with Company; provided, that this clause (iii) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with Company has been terminated for a period of six (6) months or longer.
(c)    Employee agrees that in the event of Employee’s breach of this Section 3, the restricted period shall be extended by at least an amount of time reflecting the period during which Employee was in breach of these non-solicitation restrictions.
4.    Restrictive Covenants Reasonable
(a)    Employee acknowledges and agrees that (i) Company’s business is highly competitive, the secrecy of the Confidential Information (as defined below) is of the utmost importance to Company, and Employee will learn and use Confidential Information in performing work for Company; (ii) Employee’s position may require Employee to establish goodwill for Company with past, present, and prospective clients, customers, investors, vendors, suppliers, distributors, and business partners of Company and such goodwill is extremely important to Company’s success; and (iii) all good will established by Employee with past, present, and prospective clients, customers, investors, vendors, suppliers, distributors, business partners, and employees of Company on behalf of Company, as well as all client or customer accounts, belong to Company and not to Employee.
(b)    Employee understands that the restrictions set forth in this Agreement are intended to protect Company’s legitimate business interests in its Confidential Information and established relationships and goodwill, and Employee agrees and acknowledges that the restrictions in this agreement are no broader than necessary to protect Company’s interests in its trade secrets, confidential information, and/or goodwill. Employee further acknowledges that Company would not permit Employee access to its Confidential Information or goodwill but for the fact that Employee has undertaken the obligations set forth in this Agreement.

Attachment 1
5.    Changes in Employment Have No Impact on this Agreement
Employee agrees that any change or changes in Employee’s employment title, duties, compensation, or equity interest, or break in service after the signing of this Agreement shall not affect the validity or scope of this Agreement.
6.    Other Agreements
Employee represents that, except as Employee has disclosed in writing to Company, Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Employee’s employment with Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, or to refrain from soliciting employees, customers, or suppliers of such previous employer or other party. Employee further represents that Employee’s performance of all the terms of this Agreement and the performance of Employee’s duties as an employee of Company do not and will not conflict with or breach any agreement with any prior employer or other party to which Employee is a party (including without limitation any nondisclosure, non-solicitation, or non-competition agreement), and that Employee will not disclose to Company or induce Company to use any confidential or proprietary information or material belonging to any previous employer or others.
7.    United States Government Obligations
Employee acknowledges that Company from time to time may have agreements with other persons or with federal, state, or local governments, or agencies thereof, which impose obligations or restrictions on Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. Employee agrees to be bound by all such obligations and restrictions which are made known to Employee and to take all action necessary to discharge the obligations of Company under such agreements.
8.    Return of Company Property
Employee agrees that when Employee leaves the employ of Company, Employee will deliver to Company any and all drawings, notes, memoranda, specifications, devices, formulas and documents, together with all copies thereof, and any other material containing or disclosing any Developments or Confidential Information of Company. Employee agrees that Employee will not copy, delete, or alter any information contained upon Employee’s Company computer or Company equipment before returning it to Company. In addition, if Employee has used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, Employee agrees to provide Company with a computer-useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and Employee agrees to provide Company access to Employee’s system as reasonably requested to verify that the necessary copying and/or deletion is completed. Employee further agrees that any property situated on Company’s premises and owned by Company, including

Attachment 1
disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company’s personnel at any time with or without notice. Prior to leaving, Employee will cooperate with Company in attending an exit interview and completing and signing Company’s termination statement if required to do so by Company.
9.    Injunctive Relief
Employee acknowledges that money damages alone will not adequately compensate Company for breach of any of Employee’s covenants and agreements herein and therefore agrees that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to Company at law, in equity, or otherwise, Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof. Employee agrees that Company’s right to an injunction specifically includes the right to immediately inspect and analyze any electronic devices on which Employee stored or transmitted Company information.
10.    Disclosure of this Agreement
Employee hereby authorizes Company to notify others, including but not limited to customers of Company and any of Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and Employee’s continuing obligations to Company hereunder.
11.    Choice of Law/Forum/Attorneys’ Fees and Costs
This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in Suffolk Superior Court in the Commonwealth of Massachusetts (or, if appropriate, a federal court located within the Commonwealth of Massachusetts), and Company and Employee each consent to the jurisdiction of such a court. Company and Employee each hereby irrevocably waive any right to a trial by jury in any action, suit, or other legal proceeding arising under or relating to any provision of this Agreement. Employee agrees that in the event that Employee breaches the Agreement, Employee shall be liable for Company’s reasonable costs and fees related to the breach, including attorneys’ fees, forensic technologists’ fees, and expert witness fees.
12.    No Effect on At-Will Employment
Employee acknowledges that this Agreement in no way alters Employee’s status as an at-will employee of Company, and that only a written instrument, signed by both an authorized officer of Company and Employee, may alter Employee’s status as an at-will employee.

Attachment 1
13.    No Waiver
No failure or delay by Company in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.
14.    Entire Agreement/Amendment
This Agreement contains the entire and only agreement between Company and Employee respecting the subject matter hereof. No modification, renewal, extension, waiver, or termination or superseding of this Agreement or any of the provisions herein contained shall be binding upon Employee or Company unless made in a writing that specifically references this Agreement by name and signed by an authorized officer of Company and Employee. In the event of any inconsistencies between this Agreement and any other contract to which Company or Employee are parties, the provisions of this Agreement shall prevail.
15.    Successors and Assigns/Assignment
Employee acknowledges and agrees that this Agreement shall be assigned or transferred to, and shall be binding upon and inure to the benefit of, any successor, assignee, subsidiary, or affiliate of Company, and any such successor or subsidiary shall be deemed substituted for all purposes for “Company” under the terms of this Agreement. As used in this Agreement, the term “successor” shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or stock or business of Company. Employee may not assign this Agreement or any of Employee’s responsibilities hereunder.
16.    Severability
In the event that any provision of this Agreement shall be determined to be unenforceable or unreasonable by a court of competent jurisdiction by reason of its extending over too great a period of time, geographic area, or range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. If after application of the immediately preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal, or otherwise unenforceable by a court of competent jurisdiction, the validity, legality, and enforceability of the other provisions of this Agreement shall not be affected thereby; any invalid, illegal, or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.
17.    Headings
The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
18.    Counterparts
This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Agreement. Signatures obtained

Attachment 1
by facsimile or electronically (including by pdf file) shall be deemed originals and shall be binding.
[Signature page follows]

Attachment 1
Employee acknowledges the following:
I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.
In witness hereof, each party to this Agreement has caused it to be executed on the date indicated below.

Klaviyo, Inc.

By:	/s/ Andrew Bialecki

Dated:	October 30, 2021

By:	/s/ Jennifer Ceran
Jennifer Ceran

Dated:	10/30/2021

Attachment 2
Klaviyo’s Guide to an Honest and Responsible Transition
Congratulations on receiving an offer of employment from Klaviyo. We are hopeful that you will accept and that we will soon be welcoming you to the team.
At Klaviyo, we take very seriously the obligations that you may have to your current employer and any former employer(s) regarding their confidential information and trade secrets. Klaviyo has absolutely no interest in obtaining other companies’ confidential information and/or trade secrets, and specifically demands that you bring none with you to Klaviyo. For this reason, and in connection with the accompanying offer of employment, Klaviyo requires that you read this document very carefully and comply with its contents.
Prior to ending your employment with your current employer:
•Search for and locate all electronic devices in your possession that could possibly contain information from or relating to your current employer, even if you are certain that the information on the devices would not be confidential information or trade secrets. This could include, for example, flash drives and hard drives upon which you have downloaded any company files, presentations, or backups.
•Search for and locate all paper documents that could possibly contain information from or relating to your current employer, even if you are certain that the information in the documents would not be confidential information or trade secrets. Your searches should include your desk drawers at home, your computer bags and briefcases (including ones you haven’t used in while), your office desk drawers, and any other place where you might store work-related materials.
•Return to your current employer all devices and documents that you locate as a result of your search. Obtain proof that you returned the devices and documents to the company. You should obtain a receipt or an e-mail from an authorized company official that describes with specificity each and every device and document that you return.
•Discontinue any on-line or cloud access that you have to any of your current employer’s information. This would include any personal Dropbox.com accounts.
•Review the terms of any agreements you have with your current employer that might impose obligations upon you after the cessation of your employment. Examples include noncompetition agreements, confidentiality agreements, and non-disclosure agreements. These kinds of agreements often have provisions specifically governing the return of company materials. Abide by any such provisions, if included in your agreement. If you are unclear as to your obligations, consult an attorney for assistance.

Attachment 2
BE CAREFUL: There are things that you can do in the days and weeks leading up to your departure from your current employer that -- while completely innocent -- could raise false suspicions. These actions include:
•Copying or downloading files from your company-issued computers, even if those files are (a) personal in nature, like photos, music, and books, or (b) public in nature, like research papers.
•Deleting files or contents from your company-issued computers. Employees often will do this with personal photos, for the sake of their own privacy, not wanting their former employer to have access to the photos.
•Connecting USB devices to company issued computers.
•Forwarding company e-mails or documents to personal e-mail accounts.
Klaviyo requests and recommends that you refrain from doing any of the things on the foregoing list, and, for that matter, anything else that could raise suspicions that you have taken information or that you are trying to cover your tracks. Specifically, Klaviyo demands that you refrain from copying or deleting any information or any kind from your current employer’s computers and devices, as your doing so could give rise to suspicion that you have done something wrong. In the event that you need or want to keep information that is on your current employer’s computer, you should make a request to an authorized representative of your current employer.
Once you commence your employment with Klaviyo and are issued a company computer, it is of utmost importance that you do not connect any external storage devices to your Klaviyo computer other than ones that you obtain after you commence your employment with Klaviyo, and in compliance with Klaviyo’s policies covering the use of external devices. Do not connect any formerly-used storage devices to your Klaviyo computer for any reason, including to check to see if there is anything on the device. This could lead to suspicion that you are downloading your former employer’s information on to Klaviyo computers. This could also lead to legal liability for you and Klaviyo, and could also result in the immediate termination of your employment.
Finally, Klaviyo encourages you to resign your current employment in an amiable and open manner. You should be honest, forthcoming and friendly in your communications. Do not attempt to conceal the fact that you are accepting employment with Klaviyo, and if asked, you should state that you intend to join Klaviyo.